                                                       EX-99.B(d)tgtsubadv2

                    INVESTMENT SUB-ADVISORY AGREEMENT

    THIS AGREEMENT, made as of this 24th day of June, 2003, by and between Waddell & Reed Investment Management Company, a Kansas corporation registered as an Investment Adviser under the Investment Advisers Act of
1940 (the "Adviser") and Templeton Investment Counsel, Inc., a Florida
corporation registered as an Investment Adviser under the Investment
Advisers Act of 1940 (the "Sub-Adviser").

     WHEREAS, the Adviser is the Investment Adviser to W&R Target Funds,
Inc. (the "Fund"), an open-end diversified management investment company organized as a series fund, registered under the Investment Company Act of
1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish it with portfolio selection and related research and statistical services in connection with the Adviser's investment advisory activities on behalf of the Fund's International II Portfolio, and the Sub-Adviser desires to furnish such services to the Adviser;

     NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, it is agreed as follows:

    1. Appointment of Sub-Adviser

       The Adviser hereby appoints the Sub-Adviser to perform portfolio selection services described herein for investment and reinvestment of the
Fund's International II Portfolio, subject to the control and direction of the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub-Adviser accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided.
The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the
Adviser in any way or otherwise be deemed an agent of the Fund or the
Adviser.

    2. Obligations of and Services to be Provided by the Sub-Adviser

       (a) The Sub-Adviser shall provide the following services and assume the following obligations with respect to the Fund's
           International II Portfolio:

       (1) The investment of the assets of the International II
           Portfolio shall at all times be subject to the applicable
           provisions of the Articles of Incorporation, the Bylaws, the
           Registration Statement, the current Prospectus and the
           Statement of Additional Information of the Fund and shall
           conform to the investment objectives, policies and
           restrictions of the International II Portfolio as set forth in such documents and as interpreted from time to time by the
           Board of Directors of the Fund and by the Adviser. Within the
           framework of the investment objectives, policies and
           restrictions of the International II Portfolio, and subject to the supervision of the Adviser, the Sub-Adviser shall have the sole and exclusive responsibility for the making and
           execution of all investment decisions for the International
           II Portfolio.

       (2) In carrying out its obligations to manage the investments and reinvestments of the assets of the International II
           Portfolio, the Sub-Adviser shall:  (1) obtain and evaluate pertinent economic, statistical, financial and other
           information affecting the economy generally and individual companies or industries the securities of which are included in the International II Portfolio or are under consideration for inclusion therein; (2) formulate and implement a
           continuous investment program for the International II
           Portfolio consistent with the investment objective and
           related investment policies for such Portfolio as set forth in the Fund's registration statement, as amended; and (3)
           take such steps as are necessary to implement the
           aforementioned investment program by purchase and sale of
           securities including the placing, or directing the placement through an affiliate of the Sub-Adviser, of orders for such purchases and sales.

       (3) In connection with the purchase and sale of securities of the
           Fund's International II Portfolio, the Sub-Adviser shall
           arrange for the transmission to the Adviser and the Custodian for the Fund on a daily basis such confirmation, trade
           tickets and other documents as may be necessary to enable
           them to perform their administrative responsibilities with respect to the Fund's International II Portfolio. With
           respect to portfolio securities to be purchased or sold
           through the Depository Trust Company, the Sub-Adviser shall arrange for the automatic transmission of the I.D.
           confirmation of the trade to the Custodian of the Portfolio,
           UMB Bank, N.A. The Sub-Adviser shall render such reports to the Adviser and/or to the Fund's Board of Directors
           concerning the investment activity and portfolio composition of the Fund's International II Portfolio in such form and at such intervals as the Adviser or the Board may from time to time require.

       (4) The Sub-Adviser shall, in the name of the Fund, place or direct the placement of orders for the execution of portfolio transactions in accordance with the policies with respect
           thereto, as set forth in the Fund's Registration Statement, as amended from time to time, and under the 1933 Act and the
           1940 Act. In connection with the placement of orders for the execution of the Fund's portfolio transactions, the Sub-
           Adviser shall create and maintain all necessary brokerage
           records of the Fund in accordance with all applicable law, rules and regulations, including but not limited to, records required by Section 31(a) of the 1940 Act. All records shall be the property of the Fund and shall be available for
           inspection and use by the Securities and Exchange Commission,
           the Fund or any person retained by the Fund. Where
           applicable, such records shall be maintained by the Sub-
           Adviser for the period and in the place required by Rule 31a-
           2 under the 1940 Act.

       (5) In placing orders or directing the placement of orders for the execution of portfolio transactions, the Sub-Adviser
           shall select brokers and dealers for the execution of the
           International II Portfolio's transactions. In selecting
           brokers or dealers to execute such orders, the Sub-Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other
           information or services which enhance the Sub-Adviser's
           investment research and portfolio management capability
           generally. It is further understood in accordance with
           Section 28(e) of the Securities Exchange Act of 1934, as
           amended, that the Sub-Adviser may negotiate with and assign to a broker a commission which may exceed the commission
           which another broker would have charged for effecting the
           transaction if the Sub-Adviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as
           defined in Section 28(e)) provided by such broker, viewed in terms either of the Portfolio or the Sub-Adviser's overall responsibilities to the Sub-Adviser's discretionary accounts.

       (b) The Sub-Adviser shall use the same skill and care in
           providing services to the Fund as it uses in providing services to fiduciary accounts for which it has investment responsibility.
           The Sub-Adviser will conform with all applicable rules and regulations of the Securities and Exchange Commission.

    3. Expenses

       During the terms of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this
Agreement.

    4. Compensation

       In payment for the investment sub-advisory services to be rendered by the Sub-Adviser in respect of the International II Portfolio hereunder, the Adviser shall pay to the Sub-Adviser as full compensation for all services hereunder a fee computed at an annual rate which shall be a percentage of the average daily value of the net assets of the
International II Portfolio. The fee shall be accrued daily and shall be based on the net asset values of all of the issued and outstanding shares of the International II Portfolio as determined as of the close of each business day pursuant to the Articles of Incorporation, Bylaws and currently effective Prospectus and Statement of Additional Information of
the Fund. The fee shall be payable in arrears on the last day of each calendar month.

       The amount of such annual fee, as applied to the average daily value of the net assets of the International II Portfolio shall be as described in the schedule below:

               Assets                                     Fee
       On the first $10 million in assets                 0.70%
       On the next $15 million in assets                  0.65%
       On the next $25 million in assets                  0.55%
       On the next $50 million in assets                  0.50%
       On all assets exceeding $100 million               0.40%

       Notwithstanding the schedule described above, there shall be a minimum annual fee paid by the Adviser to the Sub-Adviser which shall be
$75,000.

    5. Renewal and Termination

       This Agreement shall continue in effect for a period not more than two years from the date of this Agreement, only so long as such continuance is specifically approved at least annually by a vote of the holders of the majority of the outstanding voting securities of the Fund's International
II Portfolio, or by a vote of the majority of the Fund's Board of
Directors. And further provided that such continuance is also approved annually by a vote of the majority of the Fund's Board of Directors who are not parties to this Agreement or interested persons of parties hereto, cast in person at a meeting called for the purpose of voting on such approval.
This Agreement may be terminated at any time without payment of penalty:
(i) by the Fund's Board of Directors or by a vote of a majority of the outstanding voting securities of the class of capital stock of the Fund's
International II Portfolio on sixty days' prior written notice, or (ii) by either party hereto upon sixty days' prior written notice to the other.
This Agreement will terminate automatically upon any termination of the
Investment Advisory Agreement between the Fund and the Adviser or in the event of its assignment. The terms "interested person," "assignment" and
"vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act.

    6. General Provisions

       (a) The Sub-Adviser may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be provided by the 1940 Act, neither the Sub-Adviser nor its
           officers, directors, employees or agents shall be subject to any liability for any error of judgment or mistake of law or for any loss arising out of any investment or other act or omission in the performance by the Sub-Adviser of its duties under this
           Agreement or for any loss or damage resulting from the imposition by any government or exchange control restrictions which might affect the liquidity of the International II Portfolio's assets, or from acts or omissions of custodians or securities
           depositories, or from any war or political act of any foreign government to which such assets might be exposed, provided that nothing herein shall be deemed to protect, or purport to protect, the Sub-Adviser against any liability to the Fund or to its shareholders to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of the
           Sub-Adviser's reckless disregard of its obligations and duties hereunder.

       (b) The Adviser and the Fund's Board of Directors understand that the value of investments made for the Account may go up as well as down, is not guaranteed and that investment decisions will not always be profitable. The Adviser has not made and is not making any guarantees, including any guarantee as to any specific level of performance of the Portfolio. The Adviser and the Fund's Board of Directors acknowledge that this Portfolio is designed for investors seeking international diversification and is not intended as a complete investment program. They also understand that investment decisions made on behalf of the
           Portfolio by Sub-Adviser are subject to various market and business risks, and that investing in securities of companies in emerging countries involves special risks which are not typically associated with investing in U.S. companies. Risks include but are not limited to, foreign currency fluctuations, investment and repatriation restrictions, and political and social instability.
           Although the Sub-Adviser intends to invest in companies located in countries which the Sub-Adviser considers to have relatively stable and friendly governments, the Fund's Board of Directors accepts the possibility that countries in which the Sub-Adviser invests may expropriate or nationalize properties of foreigners, may impose confiscatory taxation or exchange controls, including suspending currency transfers from a given country, or may be subject to political or diplomatic developments that could affect investments in those countries.

       (c) This Agreement shall not become effective unless and until it is approved by the Board of Directors of the Fund, including a majority of the members who are not "interested persons" to parties to this Agreement, by a vote cast in person at a meeting called for the purpose of voting such approval, and by a majority of the outstanding voting securities of the class of capital stock of the Fund's International II Portfolio.

       (d) The Adviser understands that the Sub-Adviser now acts, will continue to act, or may act in the future, as investment adviser to fiduciary and other managed accounts, including other
           investment companies, and the Adviser has no objection to the
           Sub-Adviser so acting, provided that the Sub-Adviser duly
           performs all obligations under this Agreement. The Adviser also understands that the Sub-Adviser may give advice and take action with respect to any of its other clients or for its own account which may differ from the timing or nature of action taken by the
           Sub-Adviser with respect to the Fund. Nothing in this Agreement shall impose upon the Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale, with respect to the
           Fund, any security which the Sub-Adviser or its shareholders, directors, officers, employees or affiliates may purchase or sell for its or their own account(s) or for the account of any other client.

       (e) Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the right of the Sub-Adviser, or the right of any of its
           officers, directors or employees who may also be an officer, director or employee of the Fund, or persons otherwise affiliated with the Fund (within the meaning of the 1940 Act) to engage in any other business or to devote time and attention to the
           management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.

       (f) Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the
           purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of
           Minnesota. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

       (g) Any notice under this Agreement shall be in writing,
           addressed and delivered or mailed postage pre-paid to the
           appropriate party at the following address:  The Adviser and the
           Fund at 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission,
           Kansas, 66201-9217, and the Sub-Adviser at 500 East Broward
           Boulevard, Suite 2100, Fort Lauderdale, Florida 33394.

       (h) Sub-Adviser agrees to notify Adviser of any change in Sub-
           Adviser's officers and directors within a reasonable time after such change.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

WADDELL & REED INVESTMENT MANAGEMENT COMPANY

By: ____________________________

Its:____________________________

TEMPLETON INVESTMENT COUNSEL, INC.

By: ____________________________

Its:____________________________